SECURITY AGREEMENT

Security Agreement dated as of March 10, 2010 (“Security Agreement”), made by ORBIT INTERNATIONAL CORP., BEHLMAN ELECTRONICS, INC., TULIP DEVELOPMENT LABORATORY, INC. and INTEGRATED CONSULTING SERVICES, INC. D/B/A INTEGRATED COMBAT SYSTEMS (individually, a “Grantor” and collectively, the “Grantors”) to CAPITAL ONE, N.A. (“Bank”).

In consideration of Bank providing credit to the Grantors, Grantors hereby agree as follows:

Section 1. Definitions. As used in this Security Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Collateral” has the meaning specified in “Grant of Security Interest” (Section 3).

 “Contracts” means each contract, agreement, instrument and indenture to which any of the Grantors are a party or under which any Grantor has any right, title and interest or to which any Grantor or its property is subject.

“Credit Agreement” means that certain Credit Agreement dated as of the date hereof between the Borrowers and the Bank, as same may hereafter be amended, modified, restated or superseded.

“Secured Obligations” means any and all present and future liabilities and obligations of each Grantors to Bank, including those under or in connection with the Credit Agreement and each other Financing Document, whether incurred by each Grantor as principal or guarantor or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct or indirect, acquired outright, conditionally or as collateral security by Bank from another, liquidated or unliquidated, arising by operation of law or otherwise, together with all fees and expenses incurred in collecting any or all of the items specified in this definition or enforcing any rights under any of the documents executed in connection with any such liabilities and obligations, including all fees and expenses of Bank’s counsel and of any experts and agents which may be paid or incurred by Bank in collecting any such items or enforcing any such rights.

“Security Agreement” means this Security Agreement.

“UCC” means the Uniform Commercial Code as promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws in the form adopted by the jurisdiction where the financing statement with respect to any Collateral is filed.

Unless otherwise defined in this Security Agreement, (1) all terms defined in the Credit Agreement will have the same meaning specified for such term in the Credit Agreement when used in this Security Agreement, and (2) all terms defined in the UCC that are used in this Security Agreement shall have the meaning specified in the UCC when used in this Security Agreement.

Section 2. Rules of Interpretation. When used in this Security Agreement: (1) “or” is not exclusive, (2) any pronouns used shall include the corresponding masculine, feminine or neuter forms, (3) the singular form of nouns shall include the plural and vice versa, (4) a reference to a law includes any amendment or modification to such law, and (5) a reference to an agreement, instrument or document includes any amendment or modification of such agreement, instrument or document, if and to the extent such amendment or modification is permitted under the applicable Financing Documents.

Section 3. Grant of Security Interest. The Grantors hereby grant to Bank a continuing security interest in and lien on all right, title and interest of the Grantors in and to each of the following items, whether now owned or hereafter acquired, created or existing: (1) all Accounts, (2) all Chattel Paper (whether tangible or electronic), (3) all Deposit Accounts, (4) all Documents, (5) all General Intangibles (including Payment Intangibles and Software), (6) all Goods (including Inventory), Equipment, Fixtures and Accessions, (7) all Instruments (including promissory notes), (8) all Investment Property, (9) all Letter-of-Credit Rights, (10) all Letters of Credit, (11) all Money, (12) all Supporting Obligations, and (13) all Proceeds and products of the foregoing (the “Collateral”).

Section 4. Security for Secured Obligations. Grantors’ Collateral secures the prompt and complete payment when due of all Secured Obligations of each of the Grantors.

Section 5. Filing of Financing Statement. The Grantors hereby authorize Bank, its counsel or its representative, at any time and from time to time, to file financing statements and amendments covering its respective Collateral in such jurisdictions as Bank may deem necessary or desirable to perfect the security interests granted by the Grantors under this Security Agreement. Such financing statements may describe the collateral covered by such financing statements as “all assets of Grantors”, “all personal property of Grantors” or words of similar effect.

Section 6. Actions to Perfect Security Interest. The Grantors agree that from time to time, they will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Bank may reasonably request, for the attachment, perfection and maintenance of the priority of, the security interest of Bank in any and all of the Collateral of the Grantors or to enable Bank to exercise and enforce any and all of its rights, powers and remedies under this Security Agreement with respect to any and all of the Collateral of the Grantors.

Section 7. Continued Perfection of Security Interest. The Grantors shall not: (1) change their respective names, identities or structures, (2) merge or consolidate into, or, except in the ordinary course of business, transfer any of their respective Collateral to, any other party, (3) change the location of their chief executive offices or principal places of business, (4) change the jurisdiction of their organization, or (5) change the location where the books and records related to their respective Collateral are maintained.

Section 8. Waivers and Consents. The Grantors agree to use commercially reasonable efforts to (1) obtain all governmental and other third party waivers, consents and approvals, in form and substance satisfactory to Bank, required for the execution and performance of this Security Agreement by Bank, including, the consent of each licensor, lessor or other persons obligated on Collateral and (2) to the extent requested by Bank, to obtain waivers and subordinations, in form and substance satisfactory to Bank, from mortgagees and landlords where any of its Collateral is located.

Section 9. Representations and Warranties. At the time of execution of this Security Agreement and each time Bank provides credit as noted above, each Grantor represents and warrants to Bank as follows:

(1) Names of Grantors. The exact legal name of each Grantor is the name specified in the preamble to this Security Agreement. Each Grantor has not been known by any other name during the five (5) years prior to the date of this Security Agreement.

(2) Location of Grantors. Orbit International Corp. and Behlman Electronics, Inc. are each a Delaware corporation.  Tulip Development Laboratory, Inc. and Integrated Consulting Services, Inc. d/b/a Integrated Combat Systems are, respectively, Pennsylvania and Kentucky corporations.  All of the assets used in the operation of the business of the Grantors are in the possession of, and under the control of, the Grantors and none of the assets used by the Grantors in the conduct of their respective business are held by any third party.

(3) Location for Filing of Financing Statement. With respect to any item of Collateral in which a security interest can be perfected by the filing of a UCC financing statement, the filing of such a statement with the Secretary of State of the jurisdiction of incorporation of each Grantor, as applicable, will perfect the security interest of Bank in the Collateral of the Grantors.

(4) Formation, Good Standing, Power and Due Qualification. The Grantors (a) are each a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of their formation, (b) have the power and authority to own their respective assets and to transact the business in which they now engage or propose to engage in, and (c) are duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to qualify will not result in a Material Adverse Change.

(5) Authority, No Contravention. The execution, delivery and performance by the Grantors of this Security Agreement are within their respective corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (a) require any consent or approval of their officers or shareholders which have not been obtained, (b) contravene their respective certificates of incorporation or by-laws, (c) violate any provision of any law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to them, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which they are a party or by which they or their properties may be bound or affected, or (e) result in, or require, the creation or imposition of any lien (except in favor of the Bank) upon or with respect to any of the properties now owned or hereafter acquired by them.

(6) Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by the Grantors of this Security Agreement.  Notwithstanding the foregoing, by its acceptance of this Agreement, the Bank acknowledges that the Grantors have not complied with the Assignment of Claims Act with respect to any Collateral the perfection of which might require compliance with same.

(7) Legally Enforceable Security Agreement. This Security Agreement is the legal, valid and binding obligation of the Grantors, enforceable against the Grantors in accordance with its terms, except to the extent that such enforcement may be limited by (1) applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, or (2) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

(8) No Restrictions on Collateral. Except for Permitted Liens, none of the Collateral is subject to a restriction, which has not been waived with a copy of such waiver delivered to Bank, that prohibits, restricts or limits the grant of a security interest in such Collateral pursuant to this Security Agreement, the perfection of the security interest granted by this Security Agreement (including the priority of such security interest) or the exercise by Bank of its rights, remedies and powers under this Security Agreement or otherwise.

(9) Security Interest and Claims. This Security Agreement creates a valid security interest in the Collateral and such security interest secures the payment of all Secured Obligations. Upon the filing of the financing statements in the locations specified above the security interest of Bank in all of the Collateral will be perfected (and except for any actions with respect to Accounts which require compliance with the Assignment of Claims Act). Except with respect to Permitted Liens, the security interest of Bank in the Collateral is a first priority security interest and such Collateral is not subject to any other security interest. The Grantors own their respective Collateral free and clear of any security interest, except for the security interest created by this Security Agreement and Permitted Liens.

(10) Acquisition in Ordinary Course of Business. All of the Collateral, including all Equipment and all Inventory, was acquired in the ordinary course of business.

(11) Compliance With Law. All of the Collateral was acquired, used, produced and sold or disposed of in accordance with all applicable laws, including in the case of inventory, the Fair Labor Standards Act.

(12) Inventory. None of the Inventory is held on consignment or subject to a sale or return or sale on approval or similar arrangement.

(13) Equipment. All Equipment which is useful or necessary to the business of each Grantor is in good repair, ordinary wear and tear excepted.

(14) Accounts. All Accounts have been originated by each respective Grantors. None of the Accounts have either been sold to another party or otherwise transferred or delivered to any party for the purpose of collecting such Account. The Grantors are duly qualified in all states where required to enable each Grantor to enforce collection of their respective Accounts due from customers residing in that state.

(15) Contracts. All of the Contracts material to the operation of the business of the Grantors are in full force and effect and the Grantors have performed in all material respects their respective obligations under each such Contract, and to the knowledge of the Grantors the other parties to each such Contract have performed in all material respects their respective obligations under each such Contract.

Section 10. Covenants. The Grantors agree that:

(1) Reporting Requirements. The Grantors shall promptly notify Bank if (a) any claim, including any attachment, levy, execution or other legal process, is made against any or all of its Collateral, (b) any representation and warranty included in this Security Agreement would no longer be true if made on such date, (c) there is any material loss or damage to, or material decline in the value of, or material change in the nature of, any of its Collateral or (d) there is a redemption or exchange of any or all of its Collateral. The Grantors will furnish to Bank from time to time statements and schedules further identifying and describing its Collateral and such other reports in connection with such Collateral as Bank may request, all in reasonable detail.

(2) Records. The Grantors will keep and maintain at their expense complete and accurate records related to their Collateral, including records of all payments made, all credits granted and all other documentation related to their Collateral.

(3) Inspection. Upon reasonable notice to the Grantors and during normal business hours the Grantors will allow Bank or its designees to visit their offices and each location where any Collateral is located to inspect their books and records, make copies thereof, and inspect their Collateral.

(4) Restrictions on Collateral. The Grantors will not enter into any agreement or undertaking that restricts or limits the right or ability of Grantors or Bank to sell, assign or transfer any of their Collateral.

(5) Defense of Collateral. The Grantors will defend their respective Collateral against all claims and demands of all parties, other than Bank, claiming an interest in any of their respective Collateral.

(6) No Security Interest or Claims. The Grantors will not create, permit or suffer to exist, any security interest on any of their respective Collateral other than the security interest under this Security Agreement or as permitted pursuant to the Credit Agreement.  The Grantors will discharge or cause to be discharged all security interests and claims on any or all of their Collateral, except for the security interest under this Security Agreement or as permitted pursuant

(7) to the Credit Agreement. The Grantors will pay promptly when due all property and other taxes that are not the subject of a Good Faith Contest, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against their respective Collateral.

(8) Transfer and Other Security Interests. The Grantors shall not sell, assign (by operation of law or otherwise), transfer or otherwise dispose of any of their Collateral except for sales, assignments and transfers of Collateral in the ordinary course of business.

(9) Compliance with Law. The Grantors will comply in all material respects with all laws applicable to any or all of their Collateral, except to the extent the failure to comply will not have a material adverse effect on the rights of Bank under this Security Agreement, the priority of the security interest of Bank in their Collateral or the value of their Collateral.

(10) Insurance. The Grantors shall, at their own expense, maintain insurance with respect to all the Equipment and all the Inventory in such amounts, against such risks, in such form and with such insurers as are usually carried by companies engaged in the same or similar business as the Grantors and such other insurance as reasonably required by Bank. Each policy  for commercial general liability insurance (a) shall designate Bank as an additional insured and (b) shall provide for all losses to be paid on behalf of Bank and the Grantors as their respective interests may appear. Reimbursement under any liability insurance maintained by the Grantors may be paid directly to the party who shall have incurred liability covered by such insurance. Each policy for property damage insurance shall (a) designate Bank and Grantors as the loss payees and (b) provide for all losses to be paid directly to Bank.

In addition, each such policy shall (a) in the case of a liability policy, name Bank as an insured party under such policy (without any representation or warranty by or obligation upon Bank), (b) contain the agreement by the insurer that any loss under such policy shall be payable to Bank notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (c) provide that there shall be no recourse against Bank for payment of premiums or other amounts with respect to such policy and (d) provide that at least 30 days prior written notice of amendment to, cancellation of or lapse shall be given to Bank by the insurer.

If requested by Bank, the Grantors shall deliver to Bank (a) original or duplicate policies of such insurance policies, (b) a report of Rampart Insurance or such other reputable insurance broker with respect to such insurance and (c) duly executed instruments of assignment of such insurance policies to perfect Bank’s security interest in such policy, including without limitation, acknowledgments of such assignments from the respective insurers.

In case of any loss involving damage to Equipment or Inventory Bank will determine whether such insurance proceeds shall be used (a) to make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory or (b) to pay the Secured Obligations, and if there are any contingent Secured Obligations, to provide cash collateral to cover such Secured Obligations.  Provided a Default or Event of Default has not occurred and is not continuing, the Bank shall not unreasonably withhold its consent with respect to any requests of the Grantors to apply the insurance proceeds towards necessary repairs to or replacements of Equipment or Inventory.  If the Bank elects to apply insurance proceeds towards the payment of the Secured Obligations, the Bank shall apply the insurance proceeds first towards payment of outstanding Line of Credit Loans before any other Secured Obligations.  Notwithstanding anything to the contrary contained herein, if there are no outstanding Defaults of Events of Default and the amount of insurance proceeds to be received in connection with a loss is equal to or less than $1,000,000, then Bank will make such insurance proceeds available to Grantors and Grantors will use such proceeds to make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory.

(10) Equipment. The Grantors shall cause the Equipment necessary for the conduct of their respective business to be maintained and preserved in good working order, repair and condition, ordinary wear and tear excepted, and shall forthwith, or in the case of any loss or damage to any of their Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to so maintain and preserve such Equipment.

(11) Inventory. In accordance with reasonable business practice, the Grantors will maintain all Inventory in good saleable or useable condition.  The Grantors will (a) not sell, assign, lease, mortgage, transfer or otherwise dispose of any interest in any Inventory other than sales of Inventory in the ordinary course of business, and (b) not use or permit any of the Inventory to be used for any unlawful purpose or in violation of any law, or for hire.

(12) Accounts. The Grantors will remain duly qualified in all states where required to enable each Grantor to enforce collection of their respective Accounts due from account debtors in that state. Except as otherwise provided in this Security Agreement, it shall continue to collect, at their own expense, all amounts due or to become due to the Grantors under the Accounts. In connection with such collections, the Grantors may take (and, at Bank's discretion, shall take) such action, as the Grantors or Bank may deem necessary or advisable to enforce collection of the Accounts.

(13) Contracts. The Grantors will perform all of their duties and obligations under each contract material to the operation of their respective business. They will require that all other parties to each such contract perform all of their respective duties and obligations.

Section 11. Rights and Remedies. If Grantors fail to perform any agreement contained in this Security Agreement, Bank may itself perform, or cause performance of, such agreement.

Upon the occurrence of an Event of Default Bank may exercise in respect of any or all of the Collateral each of the following rights, remedies and powers and the Grantors agree that each of the following rights, remedies and powers are commercially reasonable:

(a) General Remedies. Bank may exercise in respect of any or all of the Collateral all rights, remedies and powers provided for in this Security Agreement, by law, in equity or otherwise available to it, including all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

Right to Accelerate Obligations Owed to Grantors. To the extent that any obligation to make payment on any Collateral is not then due or a demand for payment has not been made and the Grantors have the right, in accordance with the term of such Collateral, to require or make a demand for payment on such Collateral, Bank has the right to require and to make a demand for payment on such Collateral.

(b) Accounts, Contracts, and Other Collateral. Bank has the right to notify the account debtors or obligors under any Accounts, Contracts and other Collateral of the security interest of Bank in such Account, Contract or other Collateral and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantors thereunder directly to Bank or to an account designated by Bank and, upon such notification, to enforce collection of any such Accounts, Contracts and other Collateral, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantors might have done. After receipt by the Grantors of such notice from Bank, (a) all amounts and proceeds (including wire transfers, checks and other instruments) received by any Grantor in respect of any Accounts, Contracts, or other Collateral shall be received in trust for the benefit of Bank under this Security Agreement, shall be segregated from other funds of the Grantors and shall be forthwith deposited to such account or paid over or delivered to Bank in the same form as so received (with any necessary endorsement or assignment) to be held as Collateral, or be applied as provided by this Section, as determined by Bank and (b) the Grantors shall not adjust, settle or compromise the amount or payment of any such Account, Contract, or other Collateral or release wholly or partly any account debtor or obligor thereof, or allow any discount thereon, other than any discount allowed for prompt payment.

(i) Assembly of Collateral. Bank may require the Grantors to, and the Grantors hereby agree that they will at their expense and upon the request of Bank forthwith, assemble all or any part of the Collateral as directed by Bank and make it available to Bank at a place to be designated by Bank that is reasonably convenient to both Bank and the Grantors.

(ii) Entering Premises. Bank or its designated agents may enter, with or without judicial process, upon any premises of the Grantors and take possession of all or any part of the Collateral, and remove such Collateral to a location specified by Bank.

(iii) Use of Premises. Bank shall have the right to enter and remain upon each and every location of the Grantors without cost or charge to Bank, and use the same together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.

(c) Sale or Other Disposition of Collateral. Bank may, without notice, except as specified below, sell, lease, license or otherwise dispose of and grant options to purchase, lease, license or otherwise acquire, any or all of the Collateral in one or more parcels at public or private sale or other disposition, for cash, on credit, for future delivery or otherwise and upon such other terms, including price, as Bank may deem commercially reasonable.

Notice of Sale or Other Disposition of Collateral. The Grantors agree that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Grantors of the time and place of any public or private sale is to be made shall constitute reasonable notification. Bank shall not be obligated to make any sale of any or all of the Collateral after any notice of sale has been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and to the place to which it was so adjourned.

(d) Commercially Reasonable Sale. The Grantors agree that it is not commercially unreasonable for Bank (a) to restrict the prospective bidders on or purchasers of any of the investment property to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such investment property, (b) to fail to incur expenses reasonably deemed significant by Bank to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (c) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (d) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (e) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (f) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (g) to contact other persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of the Collateral, (h) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (i) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (j) to dispose of assets in wholesale rather than retail markets, (k) to disclaim disposition warranties, including disclaimers of warranties of title, possession, quiet enjoyment and the like, (l) to purchase insurance or credit enhancements to insure Bank against risk of loss, collection or disposition of Collateral or to provide to Bank a guaranteed return from the collection or disposition of Collateral, or (m) to the extent deemed appropriate by Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Bank in the collection or disposition of any of the Collateral. The Grantors agree that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Bank would fulfill the duties of Bank under the UCC of the State or any other relevant jurisdiction in the exercise by Bank of remedies against the Collateral and that other actions or omissions by Bank shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Grantors or to impose any duties on Bank that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

Proceeds. If any of the Collateral is sold by Bank upon credit or for future delivery, Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Bank may resell such Collateral. In no event shall the Grantors be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by Bank. To the extent any of the Secured Obligations are contingent, cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Bank, be held by Bank as collateral for such contingent Secured Obligations. Any cash held by Bank as Collateral and all cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Bank, be applied, first, to pay all reasonable costs and expenses incurred by Bank in connection with or incident to the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any and all of the Collateral, second, to pay all reasonable attorney’s fees and legal expenses incurred by Bank in connection with or incident to the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any and all of the Collateral, third, to pay all matured and unpaid Secured Obligations, in whole or in part by Bank against, all or any part of the Secured Obligations in such order as Bank shall elect, fourth, if and to the extent any of the Secured Obligations are unmatured or contingent, to provide cash collateral for all such Secured Obligations, and fifth, in accordance with applicable law. If the proceeds of the sale of the Collateral are insufficient to pay all of the Secured Obligations, the Grantors agree to pay upon demand any deficiency to Bank.

Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Security Agreement. A waiver by Bank of any right or remedy under this Security Agreement on any one occasion, shall not be construed as a bar to or waiver of any such right or remedy which Bank would have had on any future occasion nor shall Bank be liable for exercising or failing to exercise any such right or remedy.

Section 12. Appointment of Bank Attorney-in-Fact. The Grantors hereby irrevocably appoint Bank attorney-in-fact, with full authority in the place and stead of the Grantors and in the name of the Grantors, Bank or otherwise (1) to take any and all action and exercise all rights and remedies granted to Bank under this Security Agreement and (2) execute any instrument which Bank may deem necessary or advisable to accomplish the purpose of this Security Agreement.

The Grantors hereby ratify and approve all acts of Bank as their attorney in-fact pursuant to this Section, and Bank, as their attorney in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than those which result from Bank’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Security Agreement remains in effect.

Bank agrees not to exercise its rights under this Section unless there is an outstanding Event of Default.

Section 13. Grantors Remain Liable. In all events, including the exercise by Bank of any of the rights under this Security Agreement, the Grantors remain liable to perform all of their duties and obligations under the contracts and agreements included in the Collateral to which they are a party to the same extent as if this Security Agreement had not been executed. Bank shall not have any obligation or liability under any such contracts and agreements by reason of this Security Agreement, nor shall Bank be obligated to perform any of the obligations or duties of the Grantors under, or to take any action to collect or enforce any claim or rights under, any such contract or agreement.

The powers conferred on Bank under this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Security Agreement, Bank shall not have any duty as to any such Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such Collateral.

Section 14. Indemnity and Expenses. The Grantors agree to indemnify Bank and each of its directors, officers, employees, agents and affiliates from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement or the transactions contemplated by this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the person to be indemnified. The Grantors will upon demand pay to Bank the amount of any and all expenses, including the reasonable fees and out of pocket disbursements of its counsel and of any experts and agents, which Bank may incur in connection with (1) any amendment to this Security Agreement, (2) the administration of this Security Agreement, (3) filing or recording fees incurred with respect to or in connection with this Security Agreement, (4) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (5) the exercise or enforcement of any of the rights of Bank under this Security Agreement, or (6) the failure by any Grantor to perform or observe any of the provisions of this Security Agreement.

Section 15. Amendments. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor from this Security Agreement shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16. Addresses for Notices. All notices and other communications provided for under this Security Agreement shall be given in accordance with the terms of the Credit Agreement.

Section 17. Continuing Security Interest, Transfer of Secured Obligations. Notwithstanding the fact that there may be no Secured Obligations outstanding from time to time, this Security Agreement shall create a continuing security interest in all of the Collateral. This Security Agreement shall be binding upon the Grantors, their successors and assigns, and inure to Bank and its successors, transferees and assigns. No Grantor may transfer or assign its obligations under this Security Agreement. Bank may assign or otherwise transfer all or a portion of its rights or obligations with respect to the Secured Obligations to any other party, and such other party shall then become vested with all the benefits in respect of such transferred Secured

Obligations and the security interest granted to Bank pursuant to this Security Agreement or otherwise. The Grantors agree that Bank can provide information regarding the Grantors to any prospective or actual successor, transferee or assign.

Section 18. Submission to Jurisdiction. The Grantors hereby irrevocably submit to the jurisdiction of any federal or state court sitting in the County of New York in the State of New York over any action or proceeding arising out of or related to this Security Agreement and agree with Bank that personal jurisdiction over the Grantors rests with such courts for purposes of any action on or related to this Security Agreement. The Grantors hereby waive personal service by manual delivery and agree that service of process may be made by prepaid certified mail directed to the Grantors at the address of the Grantors for notices under this Security Agreement or at such other address as may be designated in writing by the Grantors to Bank, and that upon mailing of such process such service will be effective as if the Grantors were personally served. The Grantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Grantors further waive any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Grantors agree that any action on or proceeding brought against Bank shall only be brought in such courts.

Section 19. Set-off. The Grantors agree that, in addition to, and without limiting, any right of setoff, banker’s lien or counterclaim Bank may otherwise have, Bank shall be entitled, at its option and without notice to the Grantors after the occurrence and continuance of an Event of Default, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Grantors, at any of the offices of Bank, in Dollars or any other currency, against any amount payable by the Grantors to Bank under this Security Agreement which is not paid when demanded (regardless of whether such balances are then due to the Grantors).

Section 20. Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of New York, except to the extent that the validity or perfection of the security interest under this Security Agreement, or remedies under this Security Agreement, in respect of any particular Collateral are governed by the laws of a jurisdiction other than New York.

Section 21. Miscellaneous. This Security Agreement is in addition to and not in limitation of any other rights and remedies Bank may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by the Grantors or by law or otherwise. If any provision of this Security Agreement is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Security Agreement. The headings in this Security Agreement are for convenience of reference only, and shall not affect the interpretation or construction of this Security Agreement.

Section 22. WAIVER OF JURY TRIAL. THE GRANTORS AND BANK EXPRESSLY WAIVE ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS SECURITY AGREEMENT.

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IN WITNESS WHEREOF, the Grantors have caused this Security Agreement to be duly executed and delivered as of the date of this Security Agreement.

ORBIT INTERNATIONAL CORP.

By: ________________________________
Name: Mitchell Binder
Title:  Chief Financial Officer

BEHLMAN ELECTRONICS, INC.

By: ________________________________
Name: Mitchell Binder
Title:  Chief Financial Officer

TULIP DEVELOPMENT LABORATORY, INC.

By: ________________________________
Name: Mitchell Binder
Title:  Chief Financial Officer

INTEGRATED CONSULTING SERVICES, INC.

By: ________________________________
Name: Mitchell Binder
Title: Chief Financial Officer